                                                Filed Pursuant to Rule 424(b)(5)
                                                      Registration No. 333-33736
          PROSPECTUS SUPPLEMENT TO THE PROSPECTUS DATED JUNE 27, 2000
                                       OF

                              CALPINE CORPORATION
                                  RELATING TO
                        RESALES BY SELLING SHAREHOLDERS
                                       OF

                    5 1/2% CONVERTIBLE PREFERRED SECURITIES
             REMARKETABLE TERM INCOME DEFERRABLE EQUITY SECURITIES
                                (HIGH TIDES(SM))

     The Prospectus dated June 27, 2000, as supplemented to date (the "Prospectus") relating to resales by selling shareholders of 5 1/2% Convertible Preferred Securities, Remarketable Term Income Deferrable Equity Securities (HIGH TIDES(SM)), is hereby supplemented by amending the "Selling Holders" section on pages 23-25 thereof, by inserting the following as new selling holders in the appropriate alphabetical location:

                                                               NUMBER OF
                       SELLING HOLDER                          HIGH TIDES
                       --------------                         ------------
H. K. Porter Company, Inc...................................      1,500
Louisiana Workers' Compensation Company.....................      6,000

     In addition, the Prospectus is further supplemented by changing the entries under the column "Number of HIGH TIDES" with respect to the Selling Holders identified below to the corresponding entries below the column "New Number of HIGH TIDES" set forth below.

                                                                 NEW
                                                              NUMBER OF
                       SELLING HOLDER                         HIGH TIDES
                       --------------                         ----------
CALAMOS(R) Convertible Portfolio -- CALAMOS(R) Advisors
  Trust.....................................................     2,400
CALAMOS(R) Growth and Income Fund -- CALAMOS(R) Investment
  Trust.....................................................    25,400
CALAMOS(R) Market Neutral Fund -- CALAMOS(R) Investment
  Trust.....................................................    14,600
Consulting Group Capital Markets Funds......................     5,600
Lions Clubs International Foundation........................     7,000
The Fondren Foundation......................................     3,800
ZCM/HFR Index Management, L.L.C. ...........................     1,900

     In addition, the Prospectus is further supplemented by changing the name of the Selling Holder set forth on line nine of the list of Selling Holders on page 23 from "Aventis Pharmaceuticals" to "Aventis Pension Master Trust".

                            ------------------------

                  Prospectus Supplement dated August 10, 2000